UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2023

CATCHA INVESTMENT CORP

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40061	98-1574476
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3 Raffles Place #06-01 Bharat Building, Singapore	048617
(Address of principal executive offices)	(Zip Code)

+65-6325-2788

Registrant’s telephone number, including area code

Level 42, Suntec Tower Three

8 Temasek Blvd Singapore

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, par value $0.0001 per share	CHAA	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Subscription Agreement with Polar Multi-Strategy Master Fund

On October 25, 2023, Catcha Holdings LLC (“Sponsor”), the sponsor of Catcha Investment Corp (“Company” or “Catcha”) and the Company, entered into an subscription agreement (the “Subscription Agreement”) with Polar Multi-Strategy Master Fund (“Polar”), an unaffiliated third party of the Company, pursuant to which Polar agreed to fund a capital contribution (the “Investor Capital Contribution”) of $750,000 directly to the Company, subject to the terms and conditions of the Subscription Agreement. In exchange for the commitment of Polar to provide the Investor Capital Contribution, (i) the Company will issue 750,000 shares of Class A common stock (“Class A Common Stock”) to Polar at the closing of an initial business combination by the Company (“De-SPAC Closing”), as further described below; and (ii) upon a De-SPAC Closing, the Sponsor and the Company will promptly repay, as a return of capital, the Investor Capital Contribution within five business days of the De-SPAC Closing, as further described below.

Investor Capital Contribution

Polar has agreed to pay the Investor Capital Contribution of $750,000 in cash within five business days of the parties entering into the Subscription Agreement, or on such date as the parties may agree in writing.

Share Issuance

In exchange for Polar’s commitment to make the Investor Capital Contribution to the Sponsor, the Company agreed to, or cause the surviving entity following a De-SPAC Closing to, issue 750,000 shares of Class A Common Stock (“Subscription Shares”) to Polar at the De-SPAC Closing. The Subscription Shares will not be subject to any transfer restrictions or any other lock-up provisions, earn outs, or other contingencies. The Company or the surviving entity of the business combination shall promptly file a registration statement to register the Subscription Shares after the De-SPAC Closing, but no later than 30 calendar days after the De-SPAC Closing, and cause the registration statement to be declared effective no later than 90 calendar days after the De-SPAC Closing. The Sponsor shall not sell, transfer, forfeit, place further restrictions on, or otherwise dispose of any securities (including warrants) owned by the Sponsor without Polar’s consent, other than shares transferred to third party investors in connection with financing for the De-SPAC Closing, up to an aggregate amount that would not result in the shares being held by the Sponsor being less than 5,625,000 shares until the Subscription Shares have been transferred to the Sponsor and a registration statement referred to above has been made effective.

Return of Capital

The Investor Capital Contribution does not accrue interest. The Sponsor and Company jointly and severally agreed to pay to Polar an amount equal to the Investor Capital Contribution actually funded and received by the Sponsor and Company within five business days of the De-SPAC Closing. Polar may elect at the De-SPAC Closing to receive repayment of an amount equal to the Investor Capital Contribution in cash or shares of Class A Common Stock at a rate of one share of Class A Common Stock for each $10 of the Investor Capital Contribution funded under the Contribution Agreement. If the Company liquidates without consummating an initial business combination, any amounts remaining in the Sponsor or the Company’s cash accounts after paying any outstanding third party invoices (excluding any due to the Sponsor), not including the Company’s trust account, will be paid to Polar within five days of the liquidation.

Termination Payment

In the event that: (i) the business combination agreement (the “Business Combination Agreement”) by and among the Company and Crown LNG Holdings Limited, CGT Merge II Limited, and Crown LNG Holding AS (the latter being “Crown”) (and the transactions contemplated therein, the “Business Combination”), is terminated or (ii) the Business Combination does not close by February 17, 2024 (or such other date as the parties to the Business Combination Agreement shall agree) (the “Termination”), the Sponsor and the Company, jointly and severally, agreed to transfer, or cause to be transferred to Polar within ten business days of the Termination, (A) $1,750,000 in cash; or (B) solely at the discretion and election of Polar, $1,000,000 in cash and, a number of shares of Crown’s common equity equal to 1.5% of its outstanding common equity (on a fully diluted basis) as of the date of Termination (either (A) or (B) above, the “Catcha Termination Payment”). If a Catcha Termination Payment is not made within ten business days of the Termination, the Sponsor and the Company agreed to transfer, or cause to be transferred, warrants that entitle Polar to purchase a number of shares of Crown’ common equity equal to 0.30 percent per annum of the outstanding Crown common equity (on a fully-diluted basis) at exercise, for a price per share of $0.01 (the “Warrants”), accruing monthly (for each month from the date of the Termination until the time that Polar receives the full amount of the Catcha Termination Payment, so that for each such month, a Warrant shall be issued to Polar for a number of shares equal to the total number of shares of outstanding common equity of Crown on a fully diluted basis multiplied by 0.00025). The Warrants are exercisable pursuant to terms set forth in the Subscription Agreement.

Promissory Note

On October 27, 2023, the Company and Crown entered into a Promissory Note (“Promissory Note”) whereby the Company has agreed to provide a loan in the principal amount of $750,000 (“Principal Amount”) to Crown to fund working capital until the closing of the initial business combination between the parties. Crown has agreed to repay the Company the Principal Amount within 10 business day(s) of the Company providing Crown with written notice of demand after the closing of the initial business combination between the parties.

In the event of Termination, Crown agrees to transfer, or cause to be transferred to the Company within ten business days of the Termination, (A) $1,750,000 in cash; or (B) solely at the discretion and election of the Company, $1,000,000 in cash and, a number of shares of Crown’s common equity equal to 1.5% of the outstanding common equity (on a fully diluted basis) as of the date of Termination (either (A) or (B) directly above, the “Crown Termination Payment”). If a Crown Termination Payment is not made within ten business days of the Termination, Crown will transfer, or cause to be transferred, warrants that entitle the Company to purchase a number of shares of Crown’s common equity equal to 0.30 percent per annum of the outstanding common equity of Crown (on a fully-diluted basis) at exercise, for a price per share of $0.01 (the “Crown Warrants”), accruing monthly (for each month from the date of the Termination until the time that the Company receives the full amount of the Crown Termination Payment, so that for each such month, a Crown Warrant shall be issued to the Company for a number of shares equal to the total number of shares of outstanding common equity of Crown on a fully diluted basis multiplied by 0.00025). The Crown Warrants are exercisable pursuant to terms set forth in the Promissory Note.

The foregoing summaries of the Subscription Agreement and Promissory Note do not purport to be complete and are qualified in their entireties by reference to the Subscription Agreement and Promissory Note attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under the subheading “Subscription Agreement with Polar Multi-Strategy Master Fund” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above under the subheading “Subscription Agreement with Polar Multi-Strategy Master Fund” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

The issuance of shares of Class A Common Stock pursuant to the Subscription Agreement will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933.

Important Information and Where to Find It

In connection with the previously announced business combination (“Business Combination”) among Catcha Investment Corp (“Catcha”), Crown LNG Holding AS (“Crown”), Crown LNG Holdings Limited (“PubCo”), and CGT Merge II Limited (“Merger Sub”), PubCo filed a registration statement on Form F-4 (the “Registration Statement”) (file no. 333-274832) with the U.S. Securities and Exchange Commission (the “SEC”), which includes a proxy statement/prospectus and certain other related documents, which will be both the proxy statement to be distributed to holders of ordinary shares of Catcha in connection with Catcha’s solicitation of proxies for the vote by Catcha’s stockholders with respect to the Business Combination and other matters as may be described in the Registration Statement, as well as the prospectus relating to the offer and sale of the securities of PubCo to be issued in the Business Combination. Catcha’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus included in the Registration Statement and the amendments thereto and the definitive proxy statement/prospectus and documents incorporated by reference therein filed in connection with the Business Combination, as these materials will contain important information about the parties to the related transaction documents, Catcha and Crown. After the Registration Statement is declared effective, the definitive proxy statement/prospectus will be mailed to Catcha’s stockholders as of a record date to be established for voting on the Business Combination and other matters as may be described in the Registration Statement. Stockholders will also be able to obtain copies of the proxy statement/prospectus and other documents filed with the SEC that will be incorporated by reference in the proxy statement/prospectus, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: Catcha Investment Corp, 3 Raffles Place #06-01, Bharat Building, Singapore, 048617, Attention: Patrick Grove.

Participants in the Solicitation of Proxies

Catcha and its directors and executive officers may be deemed participants in the solicitation of proxies from Catcha’s stockholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in Catcha is contained in the registration statement on Form S-1, as amended, which was initially filed by Catcha with the SEC on January 25, 2021 and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to Catcha Investment Corp, 3 Raffles Place #06-01, Bharat Building, Singapore, 048617, Attention: Patrick Grove. Additional information regarding the interests of such participants will be contained in the Registration Statement when available.

Crown’s directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Catcha in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination will be included in the Registration Statement when available.

No Offer or Solicitation

This current report on Form 8-K is for informational purposes only and shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination described herein. This current report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933 (as amended), or an exemption therefrom.

Forward-Looking Statements

Certain statements in this communication may be considered forward-looking statements. These forward-looking statements include, without limitation, Catcha’s, Crown’s and PubCo’s expectations with respect to future performance and anticipated financial impacts of the proposed Business Combination, the satisfaction of the closing conditions to the proposed Business Combination and the timing of the completion of the Business Combination. For example, projections of future enterprise value, revenue and other metrics are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Catcha and its management, and PubCo and Crown and their management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any subsequent definitive agreements with respect to the Business Combination; (2) the outcome of any legal proceedings that may be instituted against Catcha, Crown, the combined company or others; (3) the inability to complete the Business Combination due to the failure to obtain approval of the stockholders of Catcha or to satisfy other conditions to closing; (4) changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations; (5) the ability to meet stock exchange listing standards following the consummation of the Business Combination; (6) the risk that the Business Combination disrupts current plans and operations of Catcha or Crown as a result of the announcement and consummation of the Business Combination; (7) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (8) costs related to the Business Combination; (9) changes in applicable laws or regulations; (10) the possibility that Catcha, Crown or the combined company may be adversely affected by other economic, business, and/or competitive factors; (11) Crown’s estimates of expenses and profitability and underlying assumptions with respect to stockholder redemptions and purchase price and other adjustments; and (12) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Catcha’s final prospectus relating to its initial public offering dated February 11, 2021 and in subsequent filings with the SEC, including the proxy statement relating to the Business Combination filed by Catcha.

Nothing in this current report on Form 8-K should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. None of Catcha or Crown undertakes any duty to update these forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Subscription Agreement, dated October 25, 2023, by and among Polar Multi-Strategy Master Fund, Catcha Investment Corp and Catcha Holdings LLC

10.2	Promissory Note, dated October 27, 2023, by and among Crown LNG Holding AS and Catcha Investment Corp

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 30, 2023

CATCHA INVESTMENT CORP

By:	/s/ Patrick Grove
Name:	Patrick Grove
Title:	Chairman and Chief Executive Officer

Exhibit 10.1

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) dated as of October 25, 2023 (the “Effective Date”) is made by and between Polar Multi-Strategy Master Fund (the “Investor”), Catcha Investment Corp., a Cayman Islands exempt company (“SPAC”) and Catcha Holdings LLC, a Cayman Islands exempted limited liability company (“Sponsor”). Investor, SPAC and Sponsor are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

WHEREAS, SPAC is a special purpose acquisition company that closed on its initial public offering on February 17, 2021, with 24 months to complete an initial business combination (a “De-SPAC”);

WHEREAS, on February 14, 2023 SPAC held a Special Meeting during which SPAC’s shareholders approved a proposal to extend the date by which the SPAC must consummate the De-SPAC from February 17, 2023 to February 17, 2024 (the “Extension”);

WHEREAS, on August 3, SPAC entered into a business combination agreement (the “Business Combination Agreement”) with Crown LNG Holdings Limited, CGT Merge II Limited, and Crown LNG Holding AS (the latter being the “Target Company”) and the transactions contemplated therein, the “Business Combination”);

WHEREAS, as of the date of this Agreement, SPAC has not completed a De-SPAC;

WHEREAS, at the SPAC and Sponsor’s request, the Investor has agreed to fund a capital contribution of $750,000 directly to the SPAC (the “Investor’s Capital Contribution”) pursuant to the terms herein; and

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreement contained in this Agreement, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

SUBSCRIPTION AND DE-SPAC PAYMENT

1.1

Closing. The Investor shall pay an amount equal to the Investor’s Capital Contribution to the SPAC in cash within five (5) business days of the Parties entering into this Agreement, or on such date as the Parties may agree in writing (such date, the “Closing”).

1.2

Subscription. In consideration of the Investor’s Capital Contribution funded by the Investor and received by SPAC, SPAC (or the surviving entity following the close of a De-SPAC (the “De-SPAC Closing”)) will issue 750,000 shares of Class A Common Stock (the “Subscription Shares”) to the Investor at the De-SPAC Closing. The Subscription Shares shall not be subject any transfer restrictions or any other lock-up provisions, earn outs, or other contingencies and shall promptly be registered pursuant to the first registration statement filed by the SPAC or the surviving entity in relation to the business combination, which shall be filed no later than 30 days after the De-SPAC Closing and declared effective no later than 90 days after the De-SPAC Closing. The Sponsor shall not sell, transfer, forfeit, place further restrictions on, or otherwise dispose of any securities (including warrants) owned by the Sponsor without the Investor’s consent, other than shares transferred to third party investors in connection with financing for the De-SPAC Closing, up to an aggregate amount that would not result in the shares being held by the Sponsor being less than 5,625,000 shares (“Transfer Cap”) until the Subscription Shares have been transferred to the Investor and the registration statement referred to above has been made effective.

1.3

De-SPAC Payment. The Investor Capital Contribution does not and shall not accrue interest. Sponsor and SPAC, jointly and severally, agree to promptly repay, as a return of capital, an amount equal to the Investor’s Capital Contribution funded by Investor to Sponsor and SPAC (the “De-SPAC Payment”) within five (5) business days of the De-SPAC Closing. The Investor may elect at the De-SPAC Closing to receive such De-SPAC Payment in cash or shares of Class A Common Stock at a rate of 1 Class A Common Stock for each $10 of the Investor’s Capital Contribution funded under this Agreement. The Sponsor shall not sell, transfer, or otherwise dispose of any securities (including warrants) owned by the Sponsor without the Investor’s consent, other than shares transferred to third party investors in connection with financing for the De-SPAC Closing, up to the Transfer Cap, until the full amount of the Investor’s Capital Contribution has been paid to the Investor. If the SPAC liquidates without consummating a De-SPAC, any amounts remaining in the Sponsor or SPAC’s cash accounts after paying any outstanding third party invoices (excluding any due to the Sponsor), not including the SPAC’s trust account, will be paid to the Investor within five (5) days of the liquidation.

1.4

Default. In the event that Sponsor or SPAC defaults in its obligations under Section 1.2 or 1.3 of this Agreement and in the event that such default continues for a period of five (5) business days following written notice to the Sponsor and SPAC (the “Default Date”), Sponsor shall immediately transfer to Investor 300,000 shares of SPAC Common Stock owned by the Sponsor (the “Sponsor Shares”) and 600,000 private warrants owned by the Sponsor (“SPAC Private Warrants”) on the Default Date and shall transfer an additional 300,000 Sponsor Shares and 600,000 SPAC Private Warrants each month thereafter, until the default is cured; provided however, that in no event will Sponsor transfer any Sponsor Shares or SPAC Common Stock or warrants underlying any SPAC Private Warrants to Investor that would result in Investor (together with any other persons whose beneficial ownership of SPAC’s Common Stock would be aggregated with Investor’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable regulations of the Securities and Exchange Commission, including any “group” of which Investor is a member) beneficially owning more than 19.9% of the outstanding shares of SPAC Common Stock (“Transfer Limit”); provided further than any Sponsor Shares that were not transferred to Investor because the transfer of such shares would have exceeded the Transfer Limit shall be promptly transferred to Investor upon written request from Investor to extent that, at the time of such request, such transfer would no longer exceed the Transfer Limit. Notwithstanding the foregoing, in no event shall the maximum aggregate amount of shares forfeited by Sponsor to Investor exceed 1,500,000 Sponsor Shares. Any such Sponsor Shares or SPAC Private Warrants received pursuant to this Section 1.4 shall be added to the registration statement required by Section 1.2 of this Agreement if not then effective and if such registration statement has been declared effective, such Sponsor Shares or SPAC Private Warrants shall be promptly registered, and in any event will be registered within 90 days. In the event that Investor notifies Sponsor and SPAC of any default pursuant to this Section 1.4, Sponsor shall not sell, transfer, or otherwise dispose of any Sponsor Shares or SPAC Private Warrants, other than shares transferred to third party investors in connection with financing for the De-SPAC Closing up to the Transfer Cap, and other than in accordance with this Section 1.4, until such default is cured.

1.5

Wiring Instructions. At Closing, the Investor shall advance an amount equal to the Investor’s Capital Contribution to the SPAC by wire transfer of immediately available funds pursuant to the wiring instructions provided separately in advance to the Investor.

1.6

Reimbursement. On the De-SPAC Closing, the Sponsor will pay the Investor an amount equal to the reasonable attorney fees incurred by the Investor in connection with this agreement not to exceed $5,000.

ARTICLE II

BCA TERMINATION

2.1

BCA Termination. In the event that: (i) the Business Combination Agreement is terminated or (ii) Business Combination does not close by the 17th February 2024 (or such other date as the parties shall agree) (the “Termination”), the Parties agree that in consideration of the Investor Capital Contribution funded by the Investor hereunder, the Sponsor and SPAC, jointly and severally, agree:

2.1.1

as a return of capital and in lieu of not receiving the Subscription Shares, to transfer, or cause to be transferred to the Investor within ten business days of the Termination, (A) $1,750,000 in cash; or (B) solely at the discretion and election of the Investor, $1,000,000 in cash and, a number of shares of the Target Company’s Stock (as defined below) equal to 1.5% of the outstanding common Stock (on a fully diluted basis) as of the date of Termination (either (A) or (B) above, the “Termination Payment”);

2.1.2

that if a Termination Payment is not made within ten business days of the Termination, the Sponsor and SPAC will transfer, or cause to be transferred, warrants that entitle the Investor to purchase a number of shares of Stock (as defined below) equal to 0.30 percent per annum of the outstanding Stock of the Target Company (on a fully-diluted basis) at exercise, for a price per share of $0.01 (the “Warrants”), accruing monthly (for each month from the date of the Termination until the time that the Investor receives the full amount of the Termination Payment as set out in section 2.1.1 above, so that for each such month, a Warrant shall be issued to Investor for a number of shares equal to the total number of shares of outstanding Stock on a fully diluted basis multiplied by 0.00025. The Warrants are exercisable as follows:

(i)	the Warrants shall be exercisable at any time after issuance in accordance with Section 2.1.3;

(ii)

if not already exercised, upon the occurrence of a Change of Control, the Warrants shall be deemed to be automatically exercised immediately prior to the Change of Control event such that the Investor shall receive the same consideration as other holders of Stock in such Change of Control transaction; and

(iii)	if not already exercised, upon the occurrence of an IPO, the Warrants shall be automatically exercised.

2.2	Definitions. For the purpose of this Article III, the following terms and expressions shall have the meanings set out below:

2.2.1

“fully diluted” means inclusive of all outstanding warrants, options, securities and other instruments that are convertible into, exercisable for, exchangeable for, or entitle a person to receive Stock.

2.2.2

“IPO” means any transaction or series of transactions (including a SPAC business combination other than the Business Combination or direct listing transaction) that results in the Stock, a parent entity or a subsidiary thereof, or a successor of the Target Company, being publicly traded;

2.2.3

“Change of Control” means any transaction or series of related transactions pursuant to, or as a result of which, any party (or group of affiliated parties), other than any equity owner of the Target Company as of the issue date (including any of their affiliates or co-investors controlled by any of them), acquires equity interests of the Target Company representing a majority of the voting power of the Target Company. For the avoidance of doubt, an IPO shall not constitute a Change of Control; and

2.2.4	“Stock” means the then-outstanding common equity of the Target Company.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Party hereby represents and warrants to each other Party as of the date of this Agreement that:

3.1

Authority. Such Party has the power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance by the Party of this Agreement and the consummation of the transfer have been duly authorized by all necessary action on the part of the relevant Party, and no further approval or authorization is required on the part of such Party. This Agreement will be valid and binding on each Party and enforceable against such Party in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or similar laws affecting the enforcement of creditors rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

3.2

Acknowledgement. Each Party acknowledges and agrees that the Subscription Shares and Sponsor Shares (as defined herein) have not been registered under the Securities Act or under any state securities laws and the Investor represents that, as applicable, it (a) is acquiring the Subscription Shares and Sponsor Shares pursuant to an exemption from registration under the Securities Act with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws, (b) will not sell or otherwise dispose of any of the Subscription Shares and Sponsor Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws, (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the investment and related economic terms hereunder and of making an informed investment decision, and has conducted a review of the business and affairs of the SPAC that it considers sufficient and reasonable for purposes of making the transfer, and (d) is an “accredited investor” (as that term is defined by Rule 501 under the Securities Act). Each Party acknowledges and agrees that it will not treat this subscription as indebtedness for U.S. tax purposes.

3.3

Trust Waiver. Investor acknowledges that the SPAC is a blank check company with the powers and privileges to effect a business combination and that a trust account has been established by the SPAC in connection with its initial public offering (“Trust Account”). Investor waives any and all right, title and interest, or any claim of any kind it now has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account for any claims in connection with, as a result of, or arising out of this Agreement; provided, however, that nothing in this Section 3.3 shall (a) serve to limit or prohibit Investor’s right to pursue a claim against the SPAC for legal relief against assets outside the Trust Account, for specific performance or other relief, (b) serve to limit or prohibit any claims that Investor may have in the future against the SPAC’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds), or (c) be deemed to limit Investor’s right, title, interest or claim to the Trust Account by virtue of Investor’s record or beneficial ownership of securities of the SPAC acquired by any means other than pursuant to this Agreement, including but not limited to any redemption right with respect to any such securities of the SPAC.

3.4	Restricted Securities. Investor hereby represents, acknowledges and warrants its representation of, understanding of and confirmation of the following:

•

Investor realizes that, unless subject to an effective registration statement, the Subscription Shares and Sponsor Shares cannot readily be sold as they will be restricted securities and therefore the Sponsor Shares must not be accepted unless Investor has liquid assets sufficient to assure that Investor can provide for current needs and possible personal contingencies;

•

Investor understands that, because SPAC is a former “shell company” as contemplated under paragraph (i) of Rule 144, regardless of the amount of time that the Investor holds the Subscription Shares and Sponsor Shares, sales of the Subscription Shares and Sponsor Shares may only be made under Rule 144 upon the satisfaction of certain conditions, including that SPAC is no longer a ‘shell company’ and that SPAC has not been a ‘shell company’ for at least the last 12 months—i.e., that no sales of Subscription Shares and Sponsor Shares can be made pursuant to Rule 144 until at least 12 months after the De-SPAC; and SPAC has filed with the United States Securities and Exchange Commission (the “SEC”), during the 12 months preceding the sale, all quarterly and annual reports required under the Securities Exchange Act of 1934, as amended;

•

Investor confirms and represents that it is able (i) to bear the economic risk of the Subscription Shares and Sponsor Shares, (ii) to hold the Subscription Shares and Sponsor Shares for an indefinite period of time, and (iii) to afford a complete loss of the Subscription Shares and Sponsor Shares; and

•

Investor understands and agrees that a legend has been or will be placed on any certificate(s) or other document(s) evidencing the Subscription Shares and Sponsor Shares in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THEY SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE STATE SECURITIES ACT, OR (II) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, EXISTS.”

In connection with a transfer, the SPAC shall take all steps necessary in order to remove the legend referenced in the preceding paragraph from the Subscription Shares and Sponsor Shares immediately following the earlier of (a) the effectiveness of a registration statement applicable to the Subscription Shares and Sponsor Shares and (b) any other applicable exception to the restrictions described in the legend occurs.

ARTICLE IV

MISCELLANEOUS

4.1

Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such provision(s) had never been contained herein, provided that such provision(s) shall be curtailed, limited or eliminated only to the extent necessary to remove the invalidity, illegality or unenforceability in the jurisdiction where such provisions have been held to be invalid, illegal, or unenforceable.

4.2	Titles and Headings. The titles and section headings in this Agreement are included strictly for convenience purposes.

4.3

No Waiver. It is understood and agreed that no failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

4.4

Term of Obligations. The term of this Agreement shall expire (6) months after the De-SPAC Closing. However, the obligations set forth herein that are intended to survive the expiration or termination of this Agreement shall survive the expiration or termination of this Agreement, including for the avoidance of doubt, the registration obligations set forth in Section 1.2, the default provision set forth in Section 1.4, the BCA Termination provisions in Article II and the indemnity obligations set forth in Section 4.13.

4.5

Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to its conflicts of laws rules. Each Party (a) irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, the United States District Court for the District of Delaware (collectively, the “Courts”), for purposes of any action, suit or other proceeding arising out of this Agreement; and (b) agrees not to raise any objection at any time to the laying or maintaining of the venue of any such action, suit or proceeding in any of the Courts, irrevocably waives any claim that such action, suit or other proceeding has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such action, suit or other Proceeding, that such Court does not have any jurisdiction over such Party. Any Party may serve any process required by such Courts by way of notice.

4.6	WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY

ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

4.7

Entire Agreement. This Agreement contains the entire agreement between the parties and supersedes any previous understandings, commitments or agreements, oral or written, with respect to the subject matter hereof. No modification of this Agreement or waiver of the terms and conditions hereof shall be binding upon either party, unless mutually approved in writing.

4.8

Counterparts. This Agreement may be executed in counterparts (delivered by email or other means of electronic transmission), each of which shall be deemed an original and which, when taken together, shall constitute one and the same document.

4.9

Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by electronic means, with affirmative confirmation of receipt, (iii) one business day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) business days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice.

If to Investor:	If to SPAC or Sponsor:

POLAR MULTI-STRATEGY MASTER FUND	CATCHA HOLDINGS LLC

c/o Mourant Governance Services (Cayman)	c/o Maples Corporate Services Limited,
Limited 94 Solaris Avenue Camana Bay	PO Box 309, Ugland House,
PO Box 1348	Grand Cayman, KY1-1104,
Grand Cayman KY1-1108	Cayman Islands
Cayman Islands

With a mandatory copy to:	With a mandatory copy to:
Polar Asset Management Partners Inc.	CATCHA INVESTMENT CORP
16 York Street, Suite 2900	Level 42, Suntec Tower Three, 8 Temasek Blvd
Toronto, ON M5J 0E6	Singapore 038988
Attention: Legal Department, Ravi Bhat / Jillian	Attention: Kit Wong
Bruce E-mail: /	Email:

4.10

Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the other Parties, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

4.11

Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in or be deemed to have been executed for the benefit of, any person or entity that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

4.12

Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

4.13

Indemnification. Each of the SPAC and Sponsor agrees to indemnify and hold harmless Investor, its affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (each such person being an “Indemnified Party”) from and against any and all losses (but excluding financial losses to an Indemnified Party relating to the economic terms of this Agreement), claims, damages and liabilities (or actions in respect thereof), joint or several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, the execution or delivery of this Agreement, the performance by the SPAC and Sponsor of their respective obligations hereunder, the consummation of the transactions contemplated hereby or any pending or threatened claim or any action, suit or proceeding against the SPAC, its Sponsors, or the Investor; provided that neither the SPAC no Sponsor will be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a nonappealable judgment by a court of competent jurisdiction to have resulted from Investor’s material breach of this Agreement or from Investor’s willful misconduct, or gross negligence. In addition (and in addition to any other reimbursement of legal fees contemplated by this Agreement), SPAC and Sponsor shall jointly and severally reimburse any Indemnified Party for all reasonable, out-of-pocket, expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of SPAC or Sponsor. The provisions of this paragraph shall survive the termination of this Agreement.

[Remainder of page intentionally left blank; signature page follows]

The Parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

SPAC:

CATCHA INVESTMENT CORP.

By:	/s/ Luke Elliott
Name:	Luke Elliott
Title:	President and Director

SPONSOR:

CATCHA HOLDINGS LLC

By:	/s/ Luke Elliott
Name:	Luke Elliott
Title:	Member

INVESTOR:

POLAR MULTI-STRATEGY MASTER FUND by its investment advisor Polar Asset Management Partners Inc.

By:	/s/ Andrew Ma
Name:	Andrew Ma
Title:	CCO

By:	/s/ Kirstie Moore
Name:	Kirstie Moore
Title:	Legal Counsel

Exhibit 10.2

PROMISSORY NOTE

Borrower:	Crown LNG Holding AS (Crown), Organization number 817 120 962 with registered address Drammensveien 147, 0277 Oslo, Norway (the “Borrower”)

Lender:	Catcha Investment Corp. (“Catcha”), a Cayman Islands exempted company listed on NYSE American with ticker CHAA, with registered address of Level 42, Suntec Tower Three, 8 Temasek Blvd, Singapore 038988 (the “Lender”)

Background:	Crown and Catcha entered into a Business Combination Agreement (as amended, the “BCA”) on the 3rd of August 2023. To fund working capital until the Closing (as defined in the BCA), Catcha has agreed to provide a loan under this Promissory Note.

Principal Amount:	USD 750,000 (Seven Hundred and Fifty Thousand United States Dollars)

1.

FOR VALUE RECEIVED, The Borrower promises to pay to the Lender at such address as may be provided in writing to the Borrower, the Principal Amount stated above. The repayment is due on the terms stated below.

2.	The Lender shall deposit the Principal Amount into the Borrower’s bank account listed below:

Bank

IBAN:

SWIFT/BIC:

3.	This Promissory Note is repayable within 10 business day(s) of the Lender providing the Borrower with written notice of demand after the Closing of the Business Combination.

4.

In the event that: (i) the Business Combination Agreement is terminated or (ii) Business Combination does not close by the 17th February 2024 (or such other date as the parties shall agree) (the “Termination”), the Borrower agrees:.

a.

To transfer, or cause to be transferred to the Lender within ten business days of the Termination, (A) $1,750,000 in cash; or (B) solely at the discretion and election of the Lender, $1,000,000 in cash and, a number of shares of the Borrower’s Stock (as defined below) equal to 1.5% of the outstanding common Stock (on a fully diluted basis) as of the date of Termination (either (A) or (B) above, the “Termination Payment”)

b.

that if a Termination Payment is not made within ten business days of the Termination, the Borrower will transfer, or cause to be transferred, warrants that entitle the Lender to purchase a number of shares of Stock (as defined below) equal to 0.30 percent per annum of the outstanding Stock of the Borrower (on a fully-diluted basis) at exercise, for a price per share of $0.01 (the “Warrants”), accruing monthly (for each month from the date of the Termination until the time that the Lender receives the full amount of the Termination Payment as set out above, so that for each such month, a Warrant shall be issued to the Lender for a number of shares equal to the total number of shares of outstanding Stock on a fully diluted basis multiplied by 0.00025. The Warrants are exercisable as follows:

1.	the Warrants shall be exercisable at any time after issuance in accordance with the above;

2.

if not already exercised, upon the occurrence of a Change of Control, the Warrants shall be deemed to be automatically exercised immediately prior to the Change of Control event such that the Lender shall receive the same consideration as other holders of Stock in such Change of Control transaction; and

3.	if not already exercised, upon the occurrence of an IPO, the Warrants shall be automatically exercised.

c.

Notwithstanding anything else set out in this clause 4, any issuance of the relevant shares as set out in paragraph a above or issuance and transfer of the relevant warrants set out in paragraph b above is subject to the general meeting of the Borrower approving such issuance and/or transfer.

The Borrower will convene a general meeting within 30 days of this agreement to approve such issuance and/or transfer, if and when required.

d.	Definitions. For the purpose of this clause 4, the following terms and expressions shall have the meanings set out below:

i.

“fully diluted” means inclusive of all outstanding warrants, options, securities and other instruments that are convertible into, exercisable for, exchangeable for, or entitle a person to receive Stock.

ii.

“IPO” means any transaction or series of transactions (including a SPAC business combination other than the Business Combination or direct listing transaction) that results in the Stock, a parent entity or a subsidiary thereof, or a successor of the Borrower, being publicly traded;

iii.

“Change of Control” means any transaction or series of related transactions pursuant to, or as a result of which, any party (or group of affiliated parties), other than any equity owner of the Borrower as of the issue date (including any of their affiliates or co-investors controlled by any of them), acquires equity interests of the Borrower representing a majority of the voting power of the Borrower. For the avoidance of doubt, an IPO shall not constitute a Change of Control; and

iv.	“Stock” means the then-outstanding common equity of the Borrower.

5.

All costs, expenses, and expenditures including, and without limitation, the complete legal costs incurred by the Lender in enforcing this Promissory Note as a result of any default by the Borrower, will be added to the principal then outstanding and will immediately be paid by the Borrower.

6.

This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to its conflicts of laws rules. Each Party (a) irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, the United States District Court for the District of Delaware (collectively, the “Courts”), for purposes of any action, suit or other proceeding arising out of this Agreement; and (b) agrees not to raise any objection at any time to the laying or maintaining of the venue of any such action, suit or proceeding in any of the Courts, irrevocably waives any claim that such action, suit or other proceeding has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such action, suit or other Proceeding, that such Court does not have any jurisdiction over such Party. Any Party may serve any process required by such Courts by way of notice.

7.

The Lender shall have the right at any time to assign or transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of the loan owing to the Lender. In the event of Termination, the Lender shall assign all of its rights and obligations under this Agreement to Catcha Holdings LLC (or an entity directed by it), as consideration for settlement of all outstanding loans from Catcha Holdings LLC to the Lender, including but not limited to the unsecured convertible promissory notes dated December 13, 2022, and February 14, 2023.

8.	This Promissory Note will endure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of the Borrower and the Lender.

IN WITNESS WHEREOF the parties have duly affixed their signatures under seal on this 27th day of October 2023.

SIGNED, SEALED, AND DELIVERED
this 27th Oct 2023	Crown LNG Holding AS (Crown) (Borrower)

Per: /s/ Jorn S Husemoen (SEAL)
Jørn S Husemoen

SIGNED SEALED, AND DELIVERED
this 27th Oct 2023
Catcha Investment Corp (Lender)

Per: /s/ Luke Elliott (SEAL)
Luke Elliott
Director